DEMAND PROMISSORY NOTE
(Cachet Financial Solutions Inc.)

Note No:
$150,000 February 1, 2016
Minneapolis, Minnesota (USA)

1. PROMISE TO PAY. FOR VALUE RECEIVED, Cachet Financial Solutions Inc., a Minnesota corporation ("Maker"), hereby promises to pay to James L. Davis, ("Holder"), the principal amount of One-Hundred and Fifty Thousand and No/100 Dollars ($150,000) (the "Principal Amount"). This Promissory Note is referred to herein as the "Note."

2. INTEREST. In lieu of interest payments, the Maker will provide a cashless 5 year 250,000 warrant with an exercise price of $0.329. If the Company repays the entire principal amount ($150,000) within two weeks from February 1, 2016, the Holder will return 125,000 of the warrant to the Maker. In the event the principal amount is not repaid on the due date (March 1, 2016), the Maker will provide the Holder an additional 5 year cashless 250,000 warrant with an exercise price of $0.329. Additionally, for each 30 days the principal amount is outstanding, the Maker will issue the Holder 250,000 additional warrants with the same terms described above.

3. PAYMENTS. The Principal Amount of this Note and any other sums owed hereunder, shall be due and payable at the close of business on March 1, 2016. All payments and prepayments shall, at the option of Holder, be credited first to any costs of collection and second to the Principal Amount.

4. PREPAYMENTS. Maker may prepay the Principal Amount outstanding in whole or in part without penalty.

5. DEFAULT. A default shall be deemed to have occurred under this Note if (each a "Default"): (i) Maker fails to comply with any of the terms of this Note, which failure continues uncured for more than 15 days after written notice thereof to Maker; (ii) Maker should dissolve; (iii) Maker commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of its or any part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or (iv) an involuntary case or other proceeding shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days. In the event of Default, Holder shall have the remedies provided for in this Note under Section 6.

6. REMEDIES UPON DEFAULT. If the Principal Amount has not been paid when due or there is a Default, then the entire Principal Amount shall (without notice to or demand upon Maker) become due and payable on said date; provided, however, that Holder may waive, from time to time, such acceleration of payments under this Note. The remedies of Holder as provided herein shall be cumulative and concurrent with all other remedies provided by law or in equity, and such remedies may be pursued singly, successively or together at the sole direction of Holder and may be

exercised as often as occasion therefor shall arise. Holder reserves all other rights and remedies available to Holder under this Note and applicable law.

7. WAIVERS. Maker hereby waives demand, presentment, notice of non-payment, dishonor, protest, notice of protest and any other notice required by law to be given to Maker in connection with the delivery, acceptance, performance, default or enforcement of this Note. Holder's failure to exercise its option to accelerate this Note or any other remedy upon a Default shall not constitute a waiver of Holder's right to exercise such option thereafter.

8. COLLECTION COSTS. Maker shall pay all reasonable costs and expenses of collection, including, without limitation, all court costs and reasonable attorneys' fees incurred in collecting amounts due under this Note, or in exercising or defending, or obtaining the right to exercise, the rights of Holder under this Note, whether or not suit is brought, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Holder prevails therein.

9. NOTICES. Any and all notices required or permitted under this Note shall be in writing and sent to the recipient's address, as set forth below:

If to Holder: ____________________
____
____
Facsimile: ________________
Email: ________________

If to Maker: Cachet Financial Solutions Inc.
Southwest Tech Center A
18671 Lake Drive East
Minneapolis, MN 55317
Attention: Jeffrey C. Mack, Chief Executive Officer
Facsimile: (952) 698-6999
Email: jmack@cachetfinancial.com

Notices sent to the address set forth above (or another address substituted therefor in writing) shall be deemed effective (i) the third day after deposit in the certified U.S. Mail, return receipt requested, (ii) the date of a confirmed facsimile transmission, or (iii) the day after transmission to the email account designated above (provided such email is not returned as undeliverable).

10. GENERAL PROVISIONS. This Note may not be modified, amended or terminated unless in writing signed by Maker and Holder. This Note will be construed and interpreted in accordance with the laws of the State of Minnesota without regard to its conflicts-of law principles. This Note is binding upon and inures to the benefit of Maker and Holder and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding, this Note is non-negotiable and non-delegable and neither any rights nor any obligations under this Note may be assigned by Holder or Maker without the prior written consent of the other.

IN WITNESS WHEREOF, this Demand Promissory Note is effective as of the date first written above.

MAKER:

CACHET FINANCIAL SOLUTIONS INC.

By: ______________________________
DARIN P. MCAREAVEY
Chief Financial Officer